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                                                                     Exhibit 2.1

                      SALE AND ASSIGNMENT OF LOAN AGREEMENT
             (The March 27, 2000 Tiernan Communications, Inc. Loan)


         THIS SALE AND ASSIGNMENT OF LOAN AGREEMENT (the "Agreement") is made and dated as of April 12, 2001, by and between VENTURE BANKING GROUP, a division of Cupertino National Bank ("Seller") and TIERNAN RADYNE COMSTREAM, INC., a Delaware corporation ("Purchaser").

                                    RECITALS

         A. Seller is the owner and holder of loan and security documents, evidencing and securing a loan in the original principal amount of $4,500,000.00 (the "Loan") pursuant to that certain Loan and Security Agreement (as amended from time to time the "Loan Agreement") dated as of March 27, 2000 between Seller and TIERNAN COMMUNICATIONS, INC., a California corporation ("Borrower"). The purpose of the Loan was to provide Borrower with an operating line of credit and a line of credit for the acquisition of equipment by Borrower. The Loan is evidenced and secured by the following documents: (i) the Loan Agreement dated as of March 27, 2000; (ii) the Revolving Promissory Note in the maximum principal amount of $3,000,000.00 dated as of March 27, 2000 (as amended from time to time the "Revolving Note"); (iii) the Equipment Promissory Note in the maximum principal amount of $1,500,000.00 dated as of March 27, 2000 (the "Equipment Note"); (iv) Promissory Note in the maximum principal amount of $3,000,000 dated as June 21, 2000 (as amended from time to time "Guaranteed Note"); (v) three Warrants to Purchase Stock dated as of March 27, 2000, June 2, 2000, October 19, 2000, respectively; (vi) the Intellectual Property Security Agreement dated as of March 27, 2001 ("IP Security Agreement"); (vii) UCC-1 Financing Statement filed with the office of the California Secretary of State on April 24, 2000; Filing No. 0012360282; (viii) the Unconditional Guaranty by Guarantor dated as of June 21, 2001 (the "Guaranty"); and (ix) a Participation Agreement dated as of February 14, 2001 (the "Participation Agreement"). The Revolving Note, Equipment Note and the Guaranteed Notes are collectively and individually referred to herein as the "Note"). All the loan documents described above, and all other documents or instruments executed, delivered or required by Lender in connection with the Loan or that secure payment of the Loan are hereinafter severally and collectively referred to as the "Loan and Security Documents."

         B. The Loan is secured by, among other things, Seller's first priority security interest subject only to all of the equipment financing identified in
Exhibit 1 hereto in all the assets of Borrower, including those assets identified or described in (i) Exhibit "A" to the Loan Agreement and the UCC-1 Financing Statement and (ii) the IP Security Agreement (the "Collateral").

         C. Borrower is in default under the terms of the Loan and Security Documents by, among other things, Borrower's failure to: (i) remit the monthly payments due and payable under the Loan; (ii) pay interest accruing on the unpaid balance of the Loan at the default rate stated in the Loan and Security Documents until paid in full; (iii) maintain required financial covenants; and
(iv) make the required payments under the Loan pursuant to Section 2.2 of the Loan


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Agreement as a result of the Loan being over advanced due to Borrower's failure, among other things, to maintain the necessary inventory and accounts receivable levels.

         D. Seller has declared a default under the Loan and has a present right to exercise all of its collection and enforcement rights and remedies under the Loan and Security Documents and federal and state law.

         E. Seller desires to sell and assign to Purchaser and Purchaser desires to purchase and accept from Seller the Loan and the Loan and Security Documents, expressly excluding the Participation Agreement and any claims, rights, remedies or obligations arising out of that Participation Agreement, but including without limitation, any claims rights and remedies that Seller may have against the Collateral, Borrower or Guarantor arising out of the Loan and the Loan and Security Documents (the "Loan Package"). Purchaser and Seller desire to enter into this Agreement setting forth the terms and conditions governing such assignment and sale.

         NOW, THEREFORE, in consideration of the above Recitals and the mutual covenants contained herein, and for adequate consideration the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE 1

                           SALE AND ASSIGNMENT OF LOAN

         1.1 Purchase Price and Date. Seller shall be deemed to have assigned and sold to Purchaser, and Purchaser shall be deemed to have purchased and accepted all right, title and interest of Seller in the Loan Package for a purchase price of $3,900,000.00 (the "Purchase Price") as of the date of this Agreement.

         1.2 Delivery of Loan and Security Documents.

                  (a) Seller shall deliver to Purchaser all original Loan and Security Documents within its possession or control relating to the Loan.

                  (b) Seller shall endorse each original Note as follows:

                  "Pay to the order of TIERNAN RADYNE COMSTREAM, INC. without recourse.


                              VENTURE GROUP, VENTURE BANKING GROUP,
                              a division of Cupertino National Bank

                              By:
                                 -----------------------------------------------
                              Name:
                                   ---------------------------------------------
                              Title:                                          "
                                    --------------------------------------------


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                  (c) A UCC-2 financing statement, duly executed by Seller,
         assigning to Purchaser the rights of Seller as "Secured Party" under the UCC-1 Financing Statement; and

                  (d) Such other documents, instruments or assignments that may be reasonably required by Purchaser to complete the transfer of the Loan Package to Purchaser pursuant to the terms and conditions of this Agreement.

         1.3 Non-Recourse Sale. It is agreed by the parties hereto that the sale and assignment of the Loan Package hereunder is without recourse to and without representation or warranty, express or implied by Seller except as for those representations and warranties of Seller expressly set forth in this Agreement.

                                   ARTICLE 2
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         2.1 Seller Representations and Warranties. To induce Purchaser to enter into this Agreement, Seller represents and warrants to Purchaser that:

                  (a) Legal Status. Seller holds all necessary federal and state certificates and licenses to do business as a bank in California

                  (b) Authority and Enforceability. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action on the part of Seller.

                  (c) Ownership. Seller owns the Loan Package free and clear of all liens, security interests and encumbrances in favor of any third party.

                  (d) Validity and Priority of Security Interest. Seller holds a valid, enforceable, and properly perfected first priority lien upon and in the Collateral and such lien is not subject to any senior liens or encumbrances except as set forth in Exhibit 1 hereto.

                  (e) Validity and Enforceability of Loan and Security Documents. The Loan and Loan Package are valid and legal obligations of Borrower and enforceable against Borrower.

                  (f) No Claims or Defenses of Borrower. To the best of Seller's knowledge there are no defenses, counterclaims, setoffs, recoupments, or other adverse claims or causes of action of any kind existing against Seller with respect to the Loan Package, including, without limitation, claims regarding the validity, perfection, priority and enforceability of the lien interests held by Seller pursuant to the Loan Package.

                  (g) Amount of Indebtedness. The following amounts are due and owing to Seller under the Loan as of April 11, 2001: (i) unpaid principal of $4,578,012.21; and (ii) accrued and unpaid interest on the principal balance equal to $92,410.16 (at the



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         non-default rate); and (iii) any other late charges, fees, costs and expenses that may otherwise be due under the Loan.

         2.2 Exclusive Representations and Warranties. The representations and warranties set forth in this Article 2 are the sole and exclusive representations and warranties made by Seller, its representatives, agents, officers, directors and other employees, with respect to the Loan Package, the sale thereof to Purchaser hereunder or otherwise. Without limiting the generality of the foregoing, it is expressly acknowledged and agreed by Purchaser that no covenant, agreement, representation or warranty made by Seller or any such other person, herein or otherwise, shall be construed as a warranty, representation, guaranty or other agreement or acknowledgement as to, nor does Seller or any such other person assume any responsibility for: (a) the creditworthiness of the Borrower or the collectibility of the Note by reason of the Borrower's ability to make payments with respect thereto; or (b) the condition or value of the Collateral.

                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         3.1 Purchaser Representations and Warranties. To induce Seller to enter into this Agreement, Purchaser represents and warrants to Seller that:

                  (a) Legal Status. Purchaser is a Delaware corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and authorized to do business in California.

                  (b) Capacity. Purchaser has full power, authority and legal right to execute and deliver, and to perform and observe the provisions of this Agreement and to carry out the transactions contemplated hereby, including, without limitation, to purchase the Loan Package from Seller.

                  (c) Authority and Enforceability. The execution, delivery and performance of this Agreement by Purchaser have been duly authorized by all necessary action.

         3.2 No Reliance. Except with respect to its reliance on the express representations and warranties of Seller, Purchaser has, independently and without reliance upon Seller or any of Seller's officers, directors, employees, agents or affiliates, and based upon such documents and information as Purchaser has deemed appropriate, made its own appraisal of and investigation into Borrower, the Collateral and the Loan Package and made its decision to enter into this Agreement and to purchase the Loan Package pursuant hereto.


                                   ARTICLE 4
                                  MISCELLANEOUS


         4.1 Survival. The representations and warranties, covenants and agreements of Seller and Purchaser hereunder shall survive the sale and assignment of the Loan Package as set forth herein.


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         4.2 Waiver. No waiver of any term, provision or condition of this
Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, provision or condition, or of any other term, provision or condition of this Agreement.

         4.3 Captions. Section, paragraph or other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         4.4 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with regard to the subject matter hereof, and there are no prior agreements, understandings, restrictions, warranties, or representations between the parties with regard thereto.

         4.5 Expenses. Each party shall bear its own costs and expenses relating to the negotiation, drafting, execution and consummation of this Agreement.

         4.6 Assignment. Agreement shall be binding upon and inure to the benefit of Seller, Purchaser and their respective successors and assigns.

         4.7 Amendment and Waiver. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         4.8 Counterparts. This Agreement may be executed in counterparts and such counterparts shall, when taken together, constitute one and the same agreement.

         4.9 Further Assurances and Cooperation. Seller and Purchaser shall cooperate with the other and shall take such actions as may be reasonably requested (and which actions are consistent with the provisions of this Agreement) to obtain for the requesting party the benefit of the transaction contemplated hereby.

         4.10 CHOICE OF LAW. THIS AGREEMENT AND THE OTHER DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER WILL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF CALIFORNIA AND THE PARTIES AGREE THAT PROPER VENUE FOR ANY DISPUTE ARISING OUT OF OR RELATED TO THIS AGREEMENT SHALL BE SAN DIEGO, CALIFORNIA.

         4.11 JURY WAIVER. THE PARTIES HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN ANY OF THEM ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT OF EACH PARTY TO ENTER INTO THIS AGREEMENT.

                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                         "SELLER"

                         VENTURE BANKING GROUP, a division of Cupertino Bank

                         By:
                            ----------------------------------------------------
                         Name:
                              --------------------------------------------------
                         Title:
                               -------------------------------------------------



                         "PURCHASER"

                         TIERNAN RADYNE COMSTREAM, INC., a Delaware corporation


                         By:
                            ----------------------------------------------------
                         Name:
                             ---------------------------------------------------
                         Title:
                              --------------------------------------------------


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                        CONSENT OF BORROWER AND GUARANTOR


         The undersigned, TIERNAN COMMUNICATIONS, INC., a California corporation ("Borrower") and WESTAR CAPITAL II, LLC, A Delaware limited liability company ("Guarantor") hereby acknowledge and consent to the terms and conditions of that certain SALE AND ASSIGNMENT OF LOAN AGREEMENT (the "Agreement") dated as of April 12, 2001, by and between VENTURE BANKING GROUP, a division of Cupertino National Bank ("Seller") and TIERNAN RADYNE COMSTREAM, INC., a Delaware corporation ("Purchaser").

         Borrower and Guarantor further acknowledges, consents, represents and warrants as follows:

         1. Each consents the Assignment;

         2. Each acknowledges the accuracy of the outstanding indebtedness under the Loan as set forth in the Agreement;

         3. The Loan Package, including without limitation, the Loan and the Loan and Security Documents, are hereby ratified and affirmed by Borrower and Guarantor and shall remain in full force and effect;

         4. Neither Borrower nor Guarantor have any claims, counterclaims, defenses, or setoffs with respect to the Loan Package, including without limitation, the Loan and the Loan and Security Documents;

         5. The Loan and Security Documents to which Borrower, (and Guarantor as applicable) is a party continue to be legal, valid, and binding obligations of Borrower (and Guarantor as applicable), enforceable against Borrower by Assignee in accordance with their terms;

         6. Each continues to be validly existing under the laws of the State of its formation or organization and has the requisite power and authority to execute and deliver this Consent and to perform the Loan and Security Documents to which either or both is party. The execution and delivery of this Consent and the performance of the Loan and Security Documents have been duty authorized by all requisite action by or on behalf of Borrower (and Guarantor as applicable);

         7. Each shall execute, deliver, and provide to Seller and Purchaser such additional agreements, documents, and instruments as reasonably required to effectuate the intent of the Assignment and this Consent;

         8. Each fully, finally, and forever releases and discharges Seller and its successors, assigns, directors, officers, employees, agents, and representatives from any and all actions, causes of action, claims, debts, demands, liabilities, obligations, damages, injuries, losses, and suits, of whatever kind or nature, in law or equity, arising out of or in relation to the Agreement and the Loan Package, including without limitation, the Loan and the Loan and


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Security Documents, or any action or omission of Seller with respect thereto which arose prior to, or was the result of any events which occurred prior to the effective date of the Agreement. It is the intention of both Guarantor and Borrower that the above release shall be effective as a full and final release of each and every matter specifically and generally referred to in this paragraph. Borrower and Guarantor each acknowledges and represents that it has been advised by independent legal counsel with respect to the agreements contained herein and with respect to the provisions of California Civil Code
Section 1542, which provides as follows:

                  "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED THE SETTLEMENT WITH THE DEBTOR."

Borrower and Guarantor, each being aware of said code section, expressly waives any and all rights it may have thereunder, as well as any other statute or common law principle of similar effect, with respect to any of the matters released therein. This Consent shall act as a release of all included claims, rights and causes of action, whether such claims are currently known, unknown, foreseen or unforeseen and regardless of any present lack of knowledge as to such claims. Borrower and Guarantor each understands and acknowledges the significance and consequence of this waiver of California Civil Code Section 1542, and hereby assumes full responsibility for any injuries, damages, losses or liabilities released herein.



                            [Signature Page Follows]


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         IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the day and year first above written in the Agreement.

                "BORROWER"

                TIERNAN COMMUNICATIONS, INC., a California corporation


                By:
                         -----------------------------------------------------
                Name:
                         -----------------------------------------------------
                Title:
                         -----------------------------------------------------


                By:
                         -----------------------------------------------------
                Name:
                         -----------------------------------------------------
                Title:
                         -----------------------------------------------------


                "GUARANTOR"

                WESTAR CAPITAL II, LLC,
                a Delaware limited liability company

                By:      Westar Capital Associates II, LLC,
                         its manager


                         By:
                                  --------------------------------------------
                         Name:
                                  --------------------------------------------
                         Title:
                                  --------------------------------------------





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